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                                                                    EXHIBIT 23.4

                       [Salomon Smith Barney Letterhead]

                     CONSENT OF SALOMON SMITH BARNEY INC.

        We hereby consent to the use of our name in, to the description of our opinion letters under the caption "Opinion of Global Crossing's Financial Advisor" in, and to the inclusion or our opinion letters as Annexes D-1 and D-2 to, the Proxy Statement-Prospectus, and to the inclusion of our opinion as Annex S-D to, the Proxy Statement-Prospectus Supplement, that is made a part of this Registration Statement on Form S-4 and in the Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 (File Number 333-82657) of Global Crossing Ltd. By giving such consent we not hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category or persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                        Salomon Smith Barney Inc.


                                        By:  /s/ John F. Otto, Jr.
                                           -------------------------
                                              John F. Otto, Jr.
                                              Managing Director




New York, New York
September 7, 1999